EXHIBIT 21.1

Subsidiaries and Affiliates of Registrant	State or Other Jurisdiction of Incorporation or Organization
Athens Brick Company	Delaware
Brookhollow Corporation	Delaware
Brook Hollow Properties, Inc.	Texas
Brookhollow of Alexandria, Inc.	Louisiana
Brookhollow of Virginia, Inc.	Virginia
Southwestern Financial Corporation, formerly Clodine Properties Inc.	Texas
Chaparral Steel Company	Delaware
Chaparral Steel Holdings, Inc.	Delaware
Chaparral Steel Trust	Delaware
Chaparral Steel Texas, Inc.	Delaware
Chaparral Steel Midlothian, LP(1)	Delaware
Chaparral (Virginia) Inc.	Delaware
Creole Corporation	Delaware
Pacific Custom Materials, Inc.	California
Riverside Cement Company(2)	California
Partin Limestone Products, Inc.	California
Riverside Cement Holdings Company	California
Texas Industries Holdings, Inc.	Delaware
Texas Industries Trust	Delaware
TXI Aviation, Inc.	Texas
TXI California Inc.	Delaware
TXI Capital Trust I	Delaware
TXI Cement Company, formerly TXI Structural Products, Inc.	Delaware
TXI Corp., formerly TXI Texas, Inc.	Delaware
TXI Operating Trust	Delaware
TXI Operations, LP(3)	Delaware
TXI Power Company	Texas
TXI Receivables Corporation	Delaware
TXI Riverside Inc.	Delaware
TXI Star Recycling LP, formerly Star 2000 LP(1)	Delaware
TXI Transportation Company	Texas
Aceros Chaparral, S. de R. L. de C. V.(4)	Mexico
Servicios Chaparral, S. de R. L. de C. V.(5)	Mexico

Indirect subsidiaries of Registrant are indented and listed following their direct parent company.

(1)	Delaware limited partnership: Chaparral Steel Trust, general partner; Chaparral Steel Texas, Inc., limited partner.
(2)	California general partnership: TXI California Inc. and TXI Riverside Inc., general partners.
(3)	Delaware limited partnership: TXI Operating Trust, general partner; Texas Industries Trust, limited partner.
(4)	Mexico limited liability company: Chaparral Steel Company and Chaparral Steel Midlothian, LP, owners.
(5)	Mexico limited liability company: Aceros Chaparral, S. de R. L. de C. V. and Chaparral Steel Midlothian, LP, owners.